Exhibit 99.1

NRG Energy, Inc. Reports Second Quarter 2021 Results
•Texas legislature takes positive action to improve system wide reliability
•Direct Energy integration and synergies on track
•Announced retirements and strategic review of PJM generation fleet
•Published 11th annual sustainability report
•Reaffirming 2021 guidance ranges

HOUSTON, TX - August 5, 2021 - NRG Energy, Inc. (NYSE: NRG) today reported a second quarter 2021 net income of $1,078 million, or $4.40 per diluted common share and Adjusted EBITDA for the second quarter of $656 million.

“Our business delivered strong results during the second quarter, demonstrating the value of our diversified consumer services platform,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “We remain focused on advancing the strategic priorities outlined during our Investor Day and further strengthening our position as a customer-focused company.”

Consolidated Financial Results

	Three Months Ended		Six Months Ended
($ in millions)	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Net Income/(Loss)	$1,078	$313	$996	$434
Cash provided by Operating Activities	$1,294	$484	$377	$692
Adjusted EBITDA[a]	$656	$574	$1,223	$922
a. Three and six months ended 6/30/2021 excludes the loss due to Winter Storm Uri of $82 million and $1,049 million, respectively

Segments Results

Table 1: Net Income/(Loss)

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Texas	$792	$350	$367	$512
East	772	142	1,125	162
West/Services/Other[a]	(486)	(179)	(496)	(240)
Net Income	$1,078	$313	$996	$434
a. Includes Corporate segment

Second quarter Net Income was $1,078 million, $765 million higher than second quarter 2020, driven by the acquisition of Direct Energy and the resulting mark-to-market on economic hedge positions in 2021 versus 2020 driven by large movements in gas prices and ERCOT heat rates partially offset by $306 million in impairment losses due to the planned retirement of certain PJM coal assets.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Texas	$321	$378	$574	$573
East	290	133	557	219
West/Services/Other[a]	45	63	92	130
Adjusted EBITDA[b]	$656	$574	$1,223	$922
a. Includes Corporate segment
b. Three and six months ended 6/30/2021 excludes the loss due to Winter Storm Uri of $82 million and $1,049 million, respectively

The following discussion of financial results exclude the impact from Winter Storm Uri:

Texas: Second quarter Adjusted EBITDA was $321 million, $57 million lower than second quarter of 2020. This decrease is driven by less favorable customer load in 2021 as a result of weaker weather and stay-at-home trends as well as increased costs to serve retail load, partially offset by the acquisition of Direct Energy.

East: Second quarter Adjusted EBITDA was $290 million, $157 million higher than second quarter of 2020. This increase is driven by the acquisition of Direct Energy, favorable weather and early intra-year settlement of demand response capacity obligations.

West/Services/Other: Second quarter Adjusted EBITDA was $45 million, $18 million lower than second quarter of 2020. This decrease is due to higher fuel costs, lower generation volumes from forced outages, and lower equity earnings following the sale of Agua Caliente in February 2021. These were partially offset by an increase due to the acquisition of Direct Energy.

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	06/30/21	12/31/20
Cash and Cash Equivalents	$361	$3,905
Restricted Cash	15	6
Total	$376	$3,911
Total Revolving Credit Facility and collective collateral facilities	2,967	3,129
Total Liquidity, excluding collateral received	$3,343	$7,040

As of June 30, 2021, NRG cash was at $0.4 billion, and $3.0 billion was available under the Company’s credit facilities. Total liquidity was $3.3 billion. Overall liquidity as of the end of the second quarter 2021 was approximately $3.7 billion lower than at the end of 2020, driven by the closing of the $3.6 billion Direct Energy acquisition and the impact of Winter Storm Uri.

NRG Strategic Developments

COVID-19
NRG continues to remain focused on protecting the health and well-being of its employees while supporting its customers and the communities in which it operates and assuring the continuity of its operations. During 2020, summer-critical office employees returned to the workplace, and safety protocols were successfully implemented. The Company has now completed its phased employee return approach within a set of safety protocols to ensure employee well-being. NRG has also implemented changes in the workplace to provide flexibility for employees to support its ability to attract and retain top talent.

Texas Legislation and Winter Storm Uri Updates
In the wake of Winter Storm Uri, the Texas legislature passed an omnibus bill, SB3, that directs numerous regulatory reforms, including the adoption of mandatory weatherization standards for both the electric and natural-gas sectors, improved coordination between those sectors, improvements to public communications and transmission-and-distribution utility protocols before and during energy emergencies. Other reforms not embodied in SB3 include an expansion of the PUCT from three to five commissioners and an overhaul of ERCOT governance.

The legislature also signed into law HB4492 and SB1580 that directs securitization of certain costs resulting from extraordinary uplift charges and market-participant defaults within ERCOT as a result of the storm. ERCOT filed applications consistent with HB4492 on July 16, 2021 and the PUCT will have until mid-October to issue orders consistent with the law. We expect that the results of these proceedings will mitigate all or a portion of the financial impacts associated with uplift and default-related costs.

The Company expects Winter Storm Uri's total 2021 loss before income tax to be $1,060 million driven by resettlement data, ERCOT system wide counterparty defaults, provisions for credits losses, increased uplift charges to load, ancillary charges and other estimates including results from other regions. The Company plans to mitigate the loss by a range of $360-$560 million which includes, but is not limited to, customer bad debt mitigation, counterparty default recovery, ERCOT default and uplift regulatory securitization as noted above, and one-time cost savings. The total net impact to cash flow is expected to be $600 million based on the mid-point of the mitigants of which $150 million will to be realized in 2022 for bill credits owed to large Commercial and Industrial (C&I) customers.

PJM Retirements
On June 17, 2021, NRG announced the retirement of 55% (or 1,600 MW’s) of its PJM coal fleet by June 2022 due to the decline in forward PJM capacity prices. The Company also announced it is conducting a strategic review of its remaining PJM generation fleet. On July 30, 2021, PJM identified reliability impacts resulting from the proposed deactivation of Indian River 4. The Company has until August 29, 2021 to notify PJM if it elects not to pursue continued operations.

Based on results of the capacity auction and the announced retirements, the Company recorded $306 million of impairment losses on the PJM generating assets and goodwill during the quarter ended June 30, 2021.

Sustainability Update
NRG released its 2020 Sustainability Report, providing an update on the Company’s comprehensive sustainability strategy with a focus on how customer choice and competitive markets have enabled the acceleration of decarbonization across the power sector. NRG demonstrated progress across all of its previously announced sustainability initiatives and recorded a 55% reduction in its carbon footprint from its current 2014 baseline as of December 31, 2020. The report also highlights the

Company’s commitments to safety, well-being, and community during an unprecedented year, building on more than a decade of leadership in each of the five pillars of NRG’s comprehensive sustainability framework, which encompasses its business, customers, workplace, operations, and supply chain.

2021 Guidance
NRG is reaffirming its guidance range for 2021 with respect to Adjusted EBITDA, Adjusted Cash from Operations and Free Cash Flow before Growth Investments (FCFbG) which excludes the full year impact of Winter Storm Uri. NRG's FCFbG for the six months ended June 30, 2021 was $768 million.

Table 4: 2021 Adjusted EBITDA, Adjusted Cash from Operations, and FCFbG Guidance

2021
(In millions)	Guidance
Adjusted EBITDA[a]	$2,400 - $2,600
Adjusted Cash Flow From Operations	$1,630 - $1,830
FCFbG	$1,440 - $1,640
a. Non-GAAP financial measure; see Appendix Tables A-4 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

Capital Allocation Update
On July 20, 2021, NRG declared a quarterly dividend on the Company's common stock of $0.325 per share, payable on August 16, 2021 to stockholders of record as of August 2, 2021.

The Company’s deleveraging program will extend into 2023 by reducing debt as of December 31, 2021 to achieve a strong balance sheet of 3x net debt-to-adjusted EBITDA and then by 2023, grow into its target investment grade metrics of 2.5 - 2.75x, primarily through the full realization of Direct Energy’s run-rate earnings. The Company remains committed to maintaining a strong balance sheet and to achieve investment grade credit metrics.

The Company's common stock dividend and debt reductions are subject to available capital, market conditions, and compliance with associated laws and regulations.

Earnings Conference Call
On August 5, 2021, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media, and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to millions of customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, working towards a sustainable energy future.More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy.

Forward-Looking Statements
In addition to historical information, the information presented in this presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.
Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, general economic conditions, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power and gas markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, changes in government or market regulations, the condition of capital markets generally, our ability to access capital markets, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and company-wide processes, our ability to achieve our net debt targets our ability to maintain investment grade credit metrics, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our business efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, including Direct Energy, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not an indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.
NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of August 5, 2021. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2021	2020	2021	2020
Operating Revenues
Total operating revenues	$5,243	$2,238	$13,334	$4,257
Operating Costs and Expenses
Cost of operations	2,957	1,434	9,821	2,891
Depreciation and amortization	53	110	370	219
Selling, general and administrative costs	308	186	638	377
Provision for credit losses	40	24	651	48
Acquisition-related transaction and integration costs	22	—	64	—
Total operating costs and expenses	3,686	1,754	11,850	3,535
Gain on sale of assets	—	—	17	6
Operating Income	1,557	484	1,501	728
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	14	12	8	1
Impairment losses on investments	—	—	—	(18)
Other income, net	12	14	34	40
Interest expense	(125)	(96)	(252)	(193)
Total other expense	(99)	(70)	(210)	(170)
Income Before Income Taxes	1,458	414	1,291	558
Income tax expense	380	101	295	124
Net Income	1,078	313	996	434
Income per Share
Weighted average number of common shares outstanding — basic	245	245	245	246
Income per Weighted Average Common Share — Basic	$4.40	$1.28	$4.07	$1.76
Weighted average number of common shares outstanding — diluted	245	246	245	247
Income per Weighted Average Common Share — Diluted	$4.40	$1.27	$4.07	$1.76

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2021	2020	2021	2020
Net Income	$1,078	$313	$996	$434
Other Comprehensive Income/(Loss)
Foreign currency translation adjustments	2	13	5	(2)
Defined benefit plans	19	—	19	—
Other comprehensive income/(loss)	21	13	24	(2)
Comprehensive Income	1,099	326	1,020	432

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
(In millions, except share data)	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$361	$3,905
Funds deposited by counterparties	533	19
Restricted cash	15	6
Accounts receivable, net	2,822	904
Inventory	365	327
Derivative instruments	3,975	560
Cash collateral paid in support of energy risk management activities	80	50
Prepayments and other current assets	473	257
Total current assets	8,624	6,028
Property, plant and equipment, net	2,016	2,547
Other Assets
Equity investments in affiliates	164	346
Operating lease right-of-use assets, net	307	301
Goodwill	1,793	579
Intangible assets, net	2,921	668
Nuclear decommissioning trust fund	957	890
Derivative instruments	1,724	261
Deferred income taxes	2,499	3,066
Other non-current assets	614	216
Total other assets	10,979	6,327
Total Assets	$21,619	$14,902
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$79	$1
Current portion of operating lease liabilities	79	69
Accounts payable	2,166	649
Derivative instruments	2,849	499
Cash collateral received in support of energy risk management activities	533	19
Accrued expenses and other current liabilities	1,225	678
Total current liabilities	6,931	1,915
Other Liabilities
Long-term debt and finance leases	8,712	8,691
Non-current operating lease liabilities	272	278
Nuclear decommissioning reserve	312	303
Nuclear decommissioning trust liability	624	565
Derivative instruments	945	385
Deferred income taxes	64	19
Other non-current liabilities	1,215	1,066
Total other liabilities	12,144	11,307
Total Liabilities	19,075	13,222
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 423,541,425 and 423,057,848 shares issued and 244,775,477 and 244,231,933 shares outstanding at June 30, 2021 and December 31, 2020, respectively	4	4
Additional paid-in-capital	8,519	8,517
Accumulated deficit	(567)	(1,403)
Less treasury stock, at cost - 178,765,948 and 178,825,915 at June 30, 2021 and December 31, 2020, respectively	(5,230)	(5,232)
Accumulated other comprehensive loss	(182)	(206)
Total Stockholders' Equity	2,544	1,680
Total Liabilities and Stockholders' Equity	$21,619	$14,902

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2021	2020
Cash Flows from Operating Activities
Net Income	$996	$434
Adjustments to reconcile net income to cash provided by operating activities:
Distributions from and equity in earnings of unconsolidated affiliates	14	7
Depreciation and amortization	370	219
Accretion of asset retirement obligations	14	18
Provision for credit losses	651	48
Amortization of nuclear fuel	25	25
Amortization of financing costs and debt discounts	20	12
Loss on debt extinguishment, net	—	1
Amortization of in-the-money contracts, emissions allowances and retirements of RECs	108	33
Amortization of unearned equity compensation	10	12
Net gain on sale and disposal of assets	(25)	(15)
Impairment losses	306	18
Changes in derivative instruments	(2,430)	(131)
Changes in deferred income taxes and liability for uncertain tax benefits	257	116
Changes in collateral deposits in support of energy risk management activities	696	58
Changes in nuclear decommissioning trust liability	30	36
Changes in other working capital	(665)	(199)
Cash provided by operating activities	377	692
Cash Flows from Investing Activities
Payments for acquisitions of businesses, net of cash acquired	(3,521)	(5)
Capital expenditures	(143)	(116)
Net sales/(purchases) of emission allowances	1	(4)
Investments in nuclear decommissioning trust fund securities	(253)	(257)
Proceeds from the sale of nuclear decommissioning trust fund securities	226	220
Proceeds from sale of assets, net of cash disposed	198	15
Changes in investments in unconsolidated affiliates	—	2
Cash used by investing activities	(3,492)	(145)
Cash Flows from Financing Activities
Payments of dividends to common stockholders	(159)	(148)
Payments for share repurchase activity	(9)	(229)
Net receipts/(payments) from settlement of acquired derivatives that include financing elements	191	(5)
Net proceeds/(repayments) of Revolving Credit Facility and Receivables Securitization Facilities	75	(83)
Payments of debt issuance costs	(2)	(1)
Proceeds from issuance of common stock	1	1
Repayments of long-term debt and finance leases	(4)	(61)
Proceeds from issuance of long-term debt	—	59
Purchase of and distributions to noncontrolling interests from subsidiaries	—	(2)
Cash provided/(used) by financing activities	93	(469)
Effect of exchange rate changes on cash and cash equivalents	1	(1)
Net (Decrease)/Increase in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(3,021)	77
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	3,930	385
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$909	$462

Appendix Table A-1: Second Quarter 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/ Other[1]	Corp/Elim	Total
Net Income/(Loss)	792	772	40	(526)	1,078
Plus:
Interest expense, net	—	1	—	124	125
Income tax	—	12	1	367	380
Depreciation and amortization	84	(54)	16	7	53
ARO Expense	5	3	4	—	12
Contract amortization	(8)	81	6	—	79
EBITDA	873	815	67	(28)	1,727
Winter Storm Uri	71	5	2	4	82
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	18	—	18
Acquisition-related transaction & integration costs	—	—	—	22	22
Deactivation costs	—	15	—	—	15
Other non recurring charges	2	—	—	1	3
Impairments	—	306	—	—	306
Mark to market (MtM) (gains)/losses on economic hedges	(625)	(851)	(41)	—	(1,517)
Adjusted EBITDA	321	290	46	(1)	656
1 Includes International and Generation eliminations

Second Quarter 2021 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other[1]	Corp/Elim	Total
Operating revenues	2,028	2,732	571	(2)	5,329
Cost of sales	1,388	2,173	453	—	4,014
Economic gross margin[2]	640	559	118	(2)	1,315
Operations & maintenance and other cost of operations[3]	228	150	62	(1)	439
Selling, marketing, general and administrative	129	126	42	9	306
Provision for credit losses	41	(1)	1	—	41
Other (income)[4]	(8)	(1)	(31)	(5)	(45)
Winter Storm Impacts	(71)	(5)	(2)	(4)	(82)
Adjusted EBITDA	321	290	46	(1)	656
1 Includes International and Generation eliminations
2 Excludes MtM gain of $1,517 million and contract amortization of $79 million
3 Excludes deactivation costs of $15 million
4 Excludes acquisition-related transaction & integration of $22 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.	Adjusted EBITDA
Operating revenues	5,243	16	70	—	(5)	1	5,325
Cost of operations	2,490	(63)	1,587	—	(58)	(1)	3,955
Gross margin	2,753	79	(1,517)	—	53	2	1,370
Operations & maintenance and other cost of operations	467	—	—	(15)	(2)	(14)	436
Selling, marketing, general & administrative	308	—	—	—	(6)	(1)	301
Provision for credit losses	40	—	—	—	(21)	—	19
Other expense/(income)[1]	860	(558)	—	—	—	(344)	(42)
Net Income/(Loss)	1,078	637	(1,517)	15	82	361	656
1 Other adj. includes $306 million impairments, acquisition-related transaction & integration costs of $22 million, and adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $18 million

Appendix Table A-2: Second Quarter 2020 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/ Other[1]	Corp/Elims	Total
Net Income/(Loss)	350	142	29	(208)	313
Plus:
Interest expense, net	—	2	1	91	94
Income tax	—	—	1	100	101
Depreciation and amortization	59	32	9	10	110
ARO Expense	3	3	1	—	7
Contract amortization	1	—	—	—	1
EBITDA	413	179	41	(7)	626
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	1	—	24	—	25
Acquisition-related transaction & integration costs	—	—	—	2	2
Reorganization costs	—	—	—	(1)	(1)
Deactivation costs	2	—	1	—	3
Other non recurring charges	3	(1)	—	4	6
Mark to market (MtM) (gains)/losses on economic hedges	(41)	(45)	(1)	—	(87)
Adjusted EBITDA	378	133	65	(2)	574
1 Includes International, remaining renewables and Generation eliminations

Second Quarter 2020 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other[1]	Corp/Elim	Total
Operating revenues	1,578	505	114	(2)	2,195
Cost of sales	880	203	54	(2)	1,135
Economic gross margin[2]	698	302	60	—	1,060
Operations & maintenance and other cost of operations[3]	190	112	28	(2)	328
Selling, marketing, general & administrative	110	57	11	8	186
Provision for credit losses	22	2	—	—	24
Other (income)[4]	(2)	(2)	(44)	(4)	(52)
Adjusted EBITDA	378	133	65	(2)	574

1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $87 million and contract amortization of $1 million
3 Excludes deactivation costs of $3 million
4 Excludes acquisition-related transaction & integration costs of $2 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,238	—	(42)	—	(1)	2,195
Cost of operations	1,092	(1)	45	—	(1)	1,135
Gross margin	1,146	1	(87)	—	—	1,060
Operations & maintenance and other cost of operations	342	—	—	(3)	(11)	328
Selling, marketing, general & administrative	186	—	—	—	—	186
Provision for credit losses	24	—	—	—	—	24
Other expense/(income)[1]	281	(305)	—	—	(28)	(52)
Net Income/(Loss)	313	306	(87)	3	39	574
1 Other adj. includes adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $25 million and acquisition-related transaction & integration costs of $2 million

Appendix Table A-3: YTD Second Quarter 2021 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/Other[1]	Corp/Elim	Total
Net Income/(Loss)	367	1,125	109	(605)	996
Plus:
Interest expense, net	—	3	1	246	250
Income tax	—	16	2	277	295
Depreciation and amortization	161	155	40	14	370
ARO Expense	7	5	2	1	15
Contract amortization	(7)	81	6	—	80
EBITDA	528	1,385	160	(67)	2,006
Winter Storm Uri Impact	1,192	(140)	(9)	6	1,049
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	37	1	38
Acquisition-related transaction & integration costs	—	—	—	66	66
Legal Settlements	—	—	—	6	6
Deactivation costs	—	16	—	—	16
Gain on sale of business	—	—	(17)	(15)	(32)
Other non recurring charges	3	3	1	(1)	6
Impairments	—	306	—	—	306
Mark to market (MtM) (gains)/losses on economic hedges	(1,149)	(1,013)	(76)	—	(2,238)
Adjusted EBITDA	574	557	96	(4)	1,223
1 Includes International and Generation eliminations

YTD Second Quarter 2021 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/Other[1]	Corp/Elim	Total
Operating revenues	5,731	6,561	1,164	(4)	13,452
Cost of sales	4,994	5,294	909	—	11,197
Economic gross margin[2]	737	1,267	255	(4)	2,255
Operations & maintenance and other cost of operations[3]	454	297	119	(9)	861
Selling, marketing, general and administrative	268	272	76	24	640
Provision for credit losses	642	6	3	—	651
Other (income)[4]	(9)	(5)	(48)	(9)	(71)
Winter Storm Uri Impact	(1,192)	140	9	(6)	(1,049)
Adjusted EBITDA	574	557	96	(4)	1,223
1 Includes International and Generation eliminations
2 Excludes MtM loss of $2,238 million and contract amortization of $80 million
3 Excludes deactivation costs of $16 million
4 Excludes acquisition-related transaction & integration costs of $66 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Winter Storm Uri	Other adj.	Adjusted EBITDA
Operating revenues	13,334	16	102	—	(2,665)	3	10,790
Cost of operations	8,921	(64)	2,340	—	(3,079)	2	8,120
Gross margin	4,413	80	(2,238)	—	414	1	2,670
Operations & maintenance and other cost of operations	900	—	—	(16)	(2)	(19)	863
Selling, marketing, general & administrative	638	—	—	—	(27)	(3)	608
Provision for credit losses	651	—	—	—	(606)	—	45
Other expense/(income)[1]	1,228	(915)	—	—	—	(382)	(69)
Net Income/(Loss)	996	995	(2,238)	16	1,049	405	1,223
1 Other adj. includes $306 million impairments, acquisition-related transaction & integration costs of $66 million, adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $38 million, and gain on sale of business of ($32) million

Appendix Table A-4: YTD Second Quarter 2020 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Texas	East	West/Services/Other[1]	Corp/Elims	Total
Net Income/ (Loss)	512	162	74	(314)	434
Plus:
Interest expense, net	—	6	1	181	188
Income tax	—	—	1	123	124
Loss on debt extinguishment	—	1	—	—	1
Depreciation and amortization	118	64	18	19	219
ARO Expense	7	11	1	(1)	18
Contract amortization	2	—	—	—	2
EBITDA	639	244	95	8	986
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	2	—	48	—	50
Acquisition-related transaction & integration costs	1	—	—	2	3
Reorganization costs	1	—	—	2	3
Deactivation costs	2	—	2	(1)	3
Gain on sale of business	—	—	—	(15)	(15)
Other non recurring charges	—	—	(1)	6	5
Impairments	18	—	—	—	18
Mark to market (MtM) (gains)/losses on economic hedges	(90)	(25)	(16)	—	(131)
Adjusted EBITDA	573	219	128	2	922
1 Includes International, remaining renewables and Generation eliminations

YTD Second Quarter 2020 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/Other[1]	Corp/Elim	Total
Operating revenues	2,936	1,046	242	(6)	4,218
Cost of sales	1,710	491	86	(3)	2,284
Economic gross margin[2]	1,226	555	156	(3)	1,934
Operations & maintenance and other cost of operations[3]	394	218	60	(2)	670
Selling, marketing, general & administrative	217	120	24	10	371
Provision for credit losses	45	3	—	—	48
Other (income)[4]	(3)	(5)	(56)	(13)	(77)
Adjusted EBITDA	573	219	128	2	922
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $131 million and contract amortization of $2 million
3 Excludes deactivation costs of $3 million
4 Excludes acquisition-related transaction & integration costs of $3 million, reorganization costs of $3 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	4,257	—	(39)	—	—	4,218
Cost of operations	2,194	(2)	92	—	—	2,284
Gross margin	2,063	2	(131)	—	—	1,934
Operations & maintenance and other cost of operations	697	—	—	(3)	(24)	670
Selling, marketing, general & administrative	377	—	—	—	(6)	371
Provision for credit losses	48	—	—	—	—	48
Other expense/(income) [1]	507	(531)	—	—	(53)	(77)
Net Income/(Loss)	434	533	(131)	3	83	922
1 Other adj. includes adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates of $50 million, impairments $18 million, and gain on sale of business of ($15) million

Appendix Table A-5: 2021 and 2020 Six Months Ended June 30 Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Six Months Ended
($ in millions)	June 30, 2021	June 30, 2020
Adjusted EBITDA	$1,223	$922
Winter Storm Uri loss	(1,049)	—
Interest payments	(191)	(172)
Income tax	12	(4)
Collateral / working capital / other	382	(54)
Cash Provided by Operating Activities	$377	$692
Winter Storm Uri:
Loss	1,049	—
C&I credits and remaining open accounts receivables	(111)	—
Net payments from settlement of acquired derivatives that include financing elements	191	—
Merger and integration costs	66	3
Encina site improvement and GenOn pension	14	3
Proceeds from investment and asset sales	—	12
Adjustment for change in collateral	(696)	(58)
Nuclear decommissioning trust liability	(27)	(37)
Adjusted Cash Flow from Operating Activities	$863	$615
Maintenance Capital Expenditures, net	(94)	(82)
Environmental Capital Expenditures, net	(1)	(1)
Free Cash Flow Before Growth Investments (FCFbG)	$768	$532

Appendix Table A-6: Second Quarter 2021 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity through second quarter of 2021:

($ in millions)	Six months ended June 30, 2021
Sources:
Cash provided by operating activities[1]	377
Net proceeds of Revolving Credit Facility and Receivables Securitization Facilities	75
Proceeds from asset sales	198
Net receipts from settlement of acquired derivatives that include financing elements	191
Uses:
Payments for acquisition of businesses, net of cash acquired	(3,521)
Funds deposited by counterparties	(514)
Decrease in Credit Facility	(162)
Growth investments and acquisitions, net[1]	(47)
Maintenance and Environmental CapEx, net	(96)
Net nuclear decommissioning trust liability	(27)
Share repurchases	(9)
Common Stock Dividends	(159)
Other Investing and Financing	(3)
Change in Total Liquidity	(3,697)
1 Cash provided by operating activities includes GenOn pension, Encina site improvements, and small book acquisitions

Appendix Table A-7: 2021 Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Net (Loss)/Income, and the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2021
($ in millions)	Guidance
Net Loss[1]	$ (340) - (140)
Winter Storm Uri	1,060
Interest expense, net	450
Income tax	(80)
Depreciation, Amortization, Contract Amortization, and ARO Expense[2]	834
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	75
Impairments	306
Other Costs[3]	95
Adjusted EBITDA	2,400 - 2,600
Interest payments, net	(460)
Income tax	(25)
Working capital / other assets and liabilities	(315)
Cash provided by Operating Activities	1,600 - 1,800
Adjustments: Proceeds from investment and asset sales, Collateral, GenOn Pension, Nuclear Decommissioning Trust Liability	30
Adjusted Cash flow from Operations	1,630 - 1,830
Maintenance capital expenditures, net	(180) - (195)
Environmental capital expenditures, net	(5) - (10)
Free Cash Flow before Growth	$ 1,440 - 1,640
1 For purposes of guidance fair value adjustments related to derivatives are assumed to be zero
2 Provisional amounts related to the Direct Energy acquisition are subject to revision until evaluations are completed; for details see Note 4 of NRG 2Q21 10Q
3 Includes deactivation costs and integration expenses

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.
EBITDA represents net income before interest expense (loss on debt extinguishment), income taxes, depreciation and amortization, asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.
Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.
Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.
Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs and changes in the nuclear decommissioning trust liability. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors. The company excludes changes in the nuclear decommissioning trust liability as these amounts are offset by changes in the decommissioning fund shown in cash from investing.

Free Cash Flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on Free Cash Flow before Growth as a measure of cash available for discretionary expenditures.
Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.